EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229767 and No. 333-228202) and Form S-8 (No. 333-214089 and No. 333-232943) of Extraction Oil & Gas, Inc. of our report dated March 12, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 12, 2020

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